Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the report of Northrim BanCorp, Inc. (the "Company") on Form 10-K for the year ended December  31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, R. Marc Langland, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certification is being furnished solely to comply with the requirements of 18 U.S.C. Section 1350, and shall not be incorporated by reference into any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, or otherwise be deemed to be filed as part of the Report or under such Acts.

/s/ R. Marc Langland
R. Marc Langland
Chief Executive Officer

March 15, 2013